CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Connected Media Technologies, Inc. (the “Company”) on Form 10-QSB for the quarterly period ending September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey W. Sass, Chief Executive Officer and Mark Mayo, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrev W. Sass
Jeffrey W. Sass
Chief Executive Officer

/s/ Mark Mayo
Mark Mayo,
Chief Financial Officer
Chief Accounting Officer

Date: November 20, 2006

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.